UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): October 6, 2014

Agricon Global Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	0-11730	84-1089377
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

922 Chappel Valley Loop
Lehi, Utah 84043
(Address of Principal Executive Offices)

801-592-3000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement.

Private Placement

Subscription Agreements

On October 6, 2014, the Company sold an aggregate of 56,571,429 shares of common stock, par value $0.0001 per share (the “Common Stock”), at a purchase price of $0.0053 per share (the “Purchase Price”), resulting in aggregate gross proceeds to the Company of approximately $300,000.  The Common Stock was issued pursuant to one or more Subscription Agreements (the “Subscription Agreements”) by and among the Company and Brian Mertz, an individual and resident of Denmark, and two entities controlled by Mr. Mertz, World Wide Investment Fund, Ltd. and Stratega ApS (collectively, the “Purchasers”).  The sale of the Common Stock was completed in a series of transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon Rule 903 of Regulation S.

        Collectively, the Purchasers are the Company’s largest stockholders. Immediately following the purchase, the Purchasers hold approximately 66.9% of the issued and outstanding shares of Common Stock.

Item 3.02	Unregistered Sales of Equity Securities.

The information regarding the Subscription Agreement and the purchase of the Common Stock is incorporated by reference into this Item 3.02.
.
Item 9.01	Financial Statements and Exhibits.

          (d) Exhibits. The following exhibit is being filed herewith:

Exhibit Number	Description of Exhibits
10.1	Subscription Agreement dated October 2, 2014 by and between the Company and World Wide Investment Fund, Ltd. consummated on October 6, 2014.
10.2	Subscription Agreement dated October 2, 2014 by and between the Company and Stratega ApS consummated on October 6, 2014.
10.3	Subscription Agreement dated October 2, 2014 by and between the Company and Brian Mertz consummated on October 6, 2014.
99.1	Press Release issued October 7, 2014

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized, on the 7th day of October 2014.

AGRICON GLOBAL CORPORATION
By:	/s/ Robert K Bench
	Name:	Robert K. Bench
	Title:	President

Exhibit Index to Current Report on Form 8-K

Exhibit Number	Description of Exhibits
10.1	Subscription Agreement dated October 2, 2014 by and between the Company and World Wide Investment Fund, Ltd. consummated on October 6, 2014.
10.2	Subscription Agreement dated October 2, 2014 by and between the Company and Stratega ApS consummated on October 6, 2014.
10.3	Subscription Agreement dated October 2, 2014 by and between the Company and Brian Mertz consummated on October 6, 2014.
99.1	Press Release issued October 7, 2014